UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
_______________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2011

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 7, 2011, the Board of Directors (the “Board”) of Bluefly, Inc. (the “Company”) appointed Andrew Russell as a Class 2 director of the Company.

Since 2003, Mr. Russell has served as partner of Pilot Group LLC, a principal investment firm specializing in late stage and turnaround investments in privately owned companies, overseeing all digital media investments.  From 1999 to 2003, Mr. Russell was partner of East River Ventures LP, a venture capital firm specializing in investments in early stage companies within the information technology, business services and healthcare sectors.  Before joining East River Ventures LP, Mr. Russell began his professional career as an associate with Chemical Securities where he coordinated debt financing for transactions in syndicated bank loan and high yield debt markets.  Mr. Russell also currently serves as a board member of a number of private companies.

Neither Mr. Russell nor any immediate family member of Mr. Russell has engaged in any transaction with the Company since the beginning of the Company’s last fiscal year, and no such transaction is currently contemplated, in which the Company is or was to be a participant and the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

In connection with the appointment of Andrew Russell, Mr. Russell will receive a $100,000 equity grant under the Company’s 2005 Stock Incentive Plan, in the form of stock options (with value determined for options based upon the Black Scholes method of valuation).  Mr. Russell’s equity grant will vest in three equal annual installments commencing on the first anniversary of such grant.  The grant will be made three business days after the date of appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC.
(Registrant)

Date: April 8, 2011	By:	/s/ Kara B. Jenny
Name: Kara B. Jenny
Title: Chief Financial Officer